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                                                                   EXHIBIT (5a)

                         FINA OIL AND CHEMICAL COMPANY
                                   FINA, INC.

                                   FINA PLAZA
                              DALLAS, TEXAS  75206

                                 June 26, 1996


FINA, Inc.
FINA Plaza
Dallas, Texas  75206

Fina Oil and Chemical Company
FINA Plaza
Dallas, Texas  75206


         RE:     SENIOR DEBT SECURITIES AND GUARANTEE

Gentlemen and Ladies:

         I am Senior Vice President, Secretary and General Counsel of FINA, Inc., a Delaware corporation ("FINA"), and the Senior Vice President and General Counsel of Fina Oil and Chemical Company, a Delaware corporation and a direct, wholly-owned subsidiary of FINA ("FOCC" and, collectively with FINA, the "Registrants"), and have acted in such capacities in connection with the proposed issuance and sale by FOCC of up to $125,000,000 aggregate principal amount of senior debt securities ("Senior Debt Securities") and the guarantee of FINA applicable thereto (the "Guarantee"), to certain underwriters to be named later (the "Underwriters"), such sales to be made in accordance with the terms of an Underwriting Agreement (the "Underwriting Agreement") to be entered into by and between FOCC and a representative or representatives of the Underwriters (the "Representative"), in substantially the form filed as an Exhibit to the Registration Statement (as such term is hereinafter defined), and a Pricing Agreement (the "Pricing Agreement") with respect to each series of Senior Debt Securities to be entered into by and between FOCC and the Representative, on behalf of itself and the other Underwriters, if any, named therein, in substantially the form filed as an Exhibit to the Registration Statement.

        Each series of Senior Debt Securities will be issued under and the Guarantee of FINA applicable thereto will be set forth in an Indenture (the "Indenture") to be entered into by and among FINA, as guarantor, FOCC, as issuer, and Texas Commerce Bank National Association, as trustee (the "Trustee"), relating to FOCC's series of Senior Debt Securities and FINA's Guarantee, a form of which Indenture is filed as an Exhibit to the Registration Statement, as supplemented by a Supplemental Indenture (the "Supplemental Indenture") with respect to the Senior Debt Securities of each particular series to be entered into by and among FINA, as guarantor, FOCC, as issuer, and the Trustee, in substantially the form filed as an Exhibit to the Registration Statement.
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FINA, Inc.
Fina Oil and Chemical Company
June 26, 1996
Page 2


         As Senior Vice President, Secretary and General Counsel of FINA, and Senior Vice President and General Counsel of FOCC, I have participated in and am familiar with the corporate proceedings of the Registrants relating to the preparation of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on this date (the "Registration Statement"), providing for the registration of the Senior Debt Securities, and the Guarantee applicable thereto, for offering and sale to the Underwriters from time to time under the Securities Act of 1933, as amended (the "1933 Act"), and Rule 415 promulgated thereunder.

         In connection with the foregoing, I have researched such questions of law and examined the originals or copies of the Registration Statement and the forms of the Underwriting Agreement, Pricing Agreement, Indenture and Supplemental Indenture filed as Exhibits to the Registration Statement, and such corporate records, agreements or other instruments of the Registrants and other instruments and documents as I have deemed relevant and necessary to require as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, I have, where relevant facts were not independently established by me, relied upon statements of other officers of the Registrants, whom I believe to be responsible.

         Based upon the foregoing and in reliance thereon, I advise you that in my opinion when (i) the series of Senior Debt Securities to be sold by FOCC to the Underwriters and the other matters relating thereto shall have been approved by the Board of Directors of FOCC (or a duly appointed and authorized committee thereof), (ii) the Guarantee by FINA of the Senior Debt Securities of such series and the other matters relating thereto shall have been approved by the Board of Directors of FINA (or a duly appointed and authorized committee thereof), (iii) the Registration Statement shall have become effective under the 1933 Act, (iv) the Underwriting Agreement, Pricing Agreement, Indenture and Supplemental Indenture with respect to such series of Senior Debt Securities shall have been authorized, executed and delivered by the parties thereto in substantially the forms filed as Exhibits to the Registration Statement, and (v) the Senior Debt Securities of such series shall have been issued, executed, authenticated, delivered and sold in accordance with the provisions of the Indenture and the Underwriting Agreement, Pricing Agreement and Supplemental Indenture relating thereto, (A) the Senior Debt Securities of such series will be validly issued and will constitute valid and binding obligations of FOCC, enforceable against FOCC in accordance with their terms, except as enforcement thereof may be limited by (I) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances, (II) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws related to or affecting creditors' rights generally, and (III) a holding or judicial determination by a court of competent jurisdiction that such obligations violate public policy of the State of Texas; and (B) the Guarantee of FINA with respect to such series of Senior Debt Series will by duly authorized and will constitute the valid and binding obligation of FINA, enforceable against FINA in accordance with the terms set forth in the Indenture, except as enforcement thereof may be limited by equitable principles which may limit the availability of certain equitable securities (such as specific performance) in certain instances and applicable bankruptcy, insolvency, reorganization, moratorium or similar laws related to or affecting creditors' rights generally.
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FINA, Inc.
Fina Oil and Chemical Company
June 26, 1996
Page 3


         The opinions expressed above are subject to the qualification that I am a member of the Bar of the State of Texas and such opinions are limited to the laws of the State of Texas, the laws of the United States of America and, to the extent relevant to the opinion expressed above, the General Corporation Law of the State of Delaware (based solely upon a reading of such statute and without consideration of any judicial or administrative interpretations thereof).

         I hereby consent to the reference to me under the caption "Legal Opinions" in the Prospectus included in the Registration Statement and to the filing of this opinion as Exhibit (5a) to the Registration Statement. The foregoing, however, shall not constitute an admission by me that I am an expert as provided for in Sections 7 and 11 of the 1933 Act.

                                            Very truly yours,



                                            Cullen M. Godfrey,
                                            Senior Vice President
                                            and General Counsel of
                                            Fina Oil and Chemical Company
                                            and
                                            Senior Vice President,
                                            Secretary and General Counsel of
                                            FINA, Inc.